UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2012

Intermolecular, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Intermolecular, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 30, 2012 in Menlo Park, California.  The results of the matters voted on by the Company’s stockholders are set forth immediately below.

Proposal 1

To elect two (2) Class I Directors to the Company’s Board of Directors to hold office for a three-year term expiring at the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified or their earlier resignation or removal:

	Number of Votes
Name of Nominees	For	Withheld	Broker Non-Votes
Marvin D. Burkett	35,435,001	61,905	588,477
John L. Walecka	35,435,001	61,905	588,477

Proposal 2

To approve, on a non-binding, advisory basis, the following resolution relating to the compensation of the Company’s named executive officers:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosure set forth in the Company’s proxy statement.”

Number of Votes
For	Against	Abstain	Broker Non-Votes
35,456,844	5,962	34,100	588,477

Proposal 3

To approve, on a non-binding, advisory basis, the frequency of holding future say-on-pay votes on the compensation of the Company’s named executive officers:

Number of Votes
Every Three Years	Every Two Years	Every One Year	Abstain	Broker Non-Votes
7,671,781	121,919	27,669,106	34,100	588,477

Proposal 4

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012:

Number of Votes
For	Against	Abstain
36,050,465	818	34,100

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: June 5, 2012	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer

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